EXHIBIT 23.10

                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent accountants, we hereby consent to the incorporation by reference of our report, dated March 8, 1996 on the financial statements of Cabodinamica TV Cabo de Sao Paulo S.A. as of and for the years ended December 31, 1994 and 1995 included in this Annual Report on Form 10-K, into previously filed Registration Statement File Nos. 33-81876, 33-87326 and 333-00226.


                                       Price Waterhouse


Auditores Independentes
Sao Paulo, Brazil
May 25, 1998